Exhibit 3.7

KADMON HOLDINGS, LLC

(a Delaware limited liability company)

Written Consent of Members

Constituting a Special Approval Vote

In Lieu of  a Meeting

as of November 20, 2015

The undersigned, being members of Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), collectively constituting members who satisfy the requirement of a Special Approval Vote (as such term is defined in the Company’s Second Amended and Restated Limited Liability Company Agreement dated as of June 27, 2014, as amended by a Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting dated as of November 26, 2014, as further amended by Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement, dated as of August 1, 2015, as further amended by Amendment No. 2 to Second Amended and Restated Limited Liability Company Agreement, dated as of August 28, 2015, and as further amended by Amendment No. 3 to Second Amended and Restated Limited Liability Company Agreement, dated as of October 27, 2015; as so amended, the “Agreement”) (the “Members”), DO HEREBY CONSENT to the taking of the following actions and DO HEREBY ADOPT the following resolutions by written action pursuant to the Delaware Limited Liability Company Act.  Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.

Approval of Amendments to Sections 1 and 6.2(f) of the Agreement

WHEREAS, Section 14.2 of the Agreement provides, in pertinent part, that the Agreement may be amended if such amendment is in writing and approved by the Board of Managers and, in the case of an amendment that is specific to certain provisions of the Agreement, with the prior written consent of the holders satisfying the requirements for a Special Approval Vote (the “Required Holders”);

WHEREAS, the Board of Managers has approved the amendments set forth below to Sections 1 and 6.2(f) of the Agreement and the Members signatory hereto desire to amend the Agreement in accordance with Section 14.2 of the Agreement;

NOW THEREFORE, be it

RESOLVED, Section 1 of the Agreement is hereby amended by adding the following defined term:

“2011 Equity Incentive Plan means the Kadmon Holdings, LLC 2011 Equity Incentive Plan, as amended, amended and restated, or otherwise modified from time to time in accordance with its terms.”

and it is further

RESOLVED, that Section 6.2(f) of the Agreement is hereby amended and restated in its entirety to read as follows (with deletions indicated by strikethrough and additions indicated by double underline):

(f)            The preemptive rights established by this Section 6.2 shall have no application to Membership Interests: (i) issued pursuant to any warrants, options or other instruments convertible into or exchangeable for Units issued after the date of this Agreement, provided that the preemptive rights established by this Section 6.2 applied with respect to the initial sale or grant by the Company of such warrants, options or other instruments; (ii) issued for consideration other than cash pursuant to the acquisition of another business pursuant to a merger, consolidation, acquisition or similar business combination; (iii) issued to strategic partners, or in connection with the establishment of strategic relationships, in each case including any Affiliate of the Company; (iv) issued or issuable to employees, advisors or consultants, including in connection with, or pursuant to, one or more of the Company’s incentive plans (including the Company’s Incentive Plan and 2011 Equity Incentive Plan) in effect from time to time, but not including those issued or issuable to advisors and consultants in (ix) below; (v) issued to the holders of Class B Units, Class C Units and Class D Units upon conversion of such Class B Units or Class C Units or Class D Units in connection with a Conversion Event; (vi) consisting of Class A Units issued concurrently with the funding of the term loans by the Lenders (as defined in the Credit Agreement) pursuant to the Credit Agreement; (vii) consisting of the warrants entered into on June 17, 2013 (and Class A Units issuable upon exercise of such warrants) and senior secured convertible loans issued concurrently with the funding of a senior secured convertible credit agreement entered into on June 17, 2013 and amended to increase the original principal amount thereunder by $14 million on December 20, 2013 (and Class A Units issuable upon conversion of such senior secured convertible loans), provided that such warrants (and the warrant agreements entered into concurrently therewith) and such senior secured convertible loans (and the senior secured convertible credit agreement entered into concurrently therewith) shall not be further amended in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein other than (A) any such amendment to the senior secured convertible loans entered into on or prior to December 31, 2014 (as so amended, the “Amended Convertible Loan Agreement”) to provide for (x) additional senior secured convertible loans up to $10 million in original principal amount and (y) a reduction of the conversion price on the aggregate principal amount of all loans issued under the senior secured convertible loan agreement to the lesser of $12.00 and 84.75% of the price per unit (or equivalent security) in the Company’s initial public offering (the “IPO Price”), subject to further adjustment as provided in the Amended Convertible Loan Agreement and (B) any such amendment to the warrants and/or warrant agreements entered into on or prior to December 31, 2014

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(the warrants as so amended, the “Amended Warrants”) to provide for the  immediate vesting (in full) of such warrants and a reduction in the strike price of such warrants to the lesser of $9.50 and 85% of the IPO Price, subject to further adjustment as provided in such Amended Warrants (with any Class A Units issuable and issued under the Amended Warrants (and warrant agreements) and the senior secured convertible credit loans (and senior secured convertible credit agreement) as the result of such amendments and such additional senior secured convertible loans also being exempt from the pre-emptive rights established by Section 6.2); (viii) issued in a transaction that values the equity of the Company (prior to such transaction) in excess of the greater of $500,000,000 or $10.00 per Class A Unit (appropriately adjusted for stock splits, stock dividends, recapitalizations, stock combinations or like transactions occurring after June 17, 2013); (ix) consisting of those Class A Units issuable under (a) the Class A Unit Purchase Warrants No. 1 and No. 2, dated October 31, 2011, and (b) Class A Unit Purchase Warrant Nos. 4 through 35 each dated April 16, 2013 (including  in each case ((a) and (b)) the issuance of such Class A Unit Purchase Warrants), which in each case ((a) and (b)) shall not be amended after June 17, 2013 in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein; (x) Class E Units of any series with an aggregate Class E Original Issue Price of up to $75,000,000; (xi) Class A Units issued to holders of Class E Units upon conversion of such Class E Units; and (xii) consisting of the warrants (and Class A Units issuable upon exercise of such warrants), senior secured convertible loans (and Class A Units issuable upon conversion of such senior secured convertible loans) which amend and restate certain loans described in clause (vii) above, and second-lien convertible PIK notes (and Class A Units issuable upon conversion of such notes), each entered into on or about August 28, 2015 (and any second-lien convertible PIK notes (the “Delayed PIK Notes”) issued within 120 days after such date on terms that are otherwise the same in all material respects as such initially issued second-lien convertible PIK notes), provided that such warrants (and the warrant agreements entered into concurrently therewith), such senior secured convertible loans (and the senior secured convertible credit agreement entered into concurrently therewith), and such second-lien convertible PIK notes shall not be amended after their initial issuance (except to provide for the issuance of the Delayed PIK Notes) in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein; provided, however, that the Membership Interests issued pursuant to clauses (ii), (iii) and (iv) of this Section 6.2(f) shall not exceed, in the aggregate, 20% of the outstanding Class A Units on a Fully-Diluted Basis plus (solely under clause (iv)) 5,000,000 Class A Units; provided further, that the Membership Interests issued pursuant to clause (iv) of this Section 6.2(f) shall not (x) exceed, in the aggregate, 7.5% of the outstanding Class A Units on a Fully-Diluted Basis plus

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5,000,000 Class A Units, (y) be issued in any form other than options to purchase Class A Units under the Company’s incentive plans at a strike price no less than the low range of the price per Class A Unit as determined by an independent third party appraisal firm of national repute within three months of any such issuance, (z) be issued or granted to any Person who is not an active employee or director of the Company at the time of such issuance or grant (provided that no such issuance or grant shall be made to Samuel D. Waksal), (aa) as to any Membership Interests issued or granted to the Company’s employees and directors of the Company, exceed, in the aggregate, 7.5% of the outstanding Class A Units on a Fully-Diluted Basis, and (bb) as to any Membership Interests issued or granted in 2015 to the Company’s chief executive officer, exceed, in the aggregate, 5,000,000 Class A Units.  In no event shall any Member, the Company or Affiliate of the Company or any Member be entitled to receive Membership Interests pursuant to items (ii) or (iii) without the approval of Members holding a majority of the outstanding Class A Units (including holders of Class E Units voting on an as-converted basis determined pursuant to Section 3.1(h)(ii)(B)(II)), excluding from such approval vote any holders of Class A Units or Class E Units who (or whose Affiliates) would receive Membership Interests under such issuance.

Approval of Amendment to the Company’s 2011 Equity Incentive Plan

WHEREAS, Section 4 of the Company’s 2011 Equity Incentive Plan currently provides that Awards (as defined in the 2011 Equity Incentive Plan) may be made under the 2011 Equity Incentive Plan for class A membership units of the Company representing no more than 7.5% of the outstanding Class A Units on a fully-diluted basis;

WHEREAS, the Board has determined it is desirable to amend the 2011 Equity Incentive Plan to increase the number of Class A Units that may be issued thereunder so as to permit the grant to the Company’s chief executive officer of an option to purchase 5,000,000 Class A Units of the Company;

NOW, THEREFORE, be it

RESOLVED, that, effective as of the date of this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting, the first sentence of Section 4 of the 2011 Equity Incentive Plan is hereby amended and restated in its entirety to read as follows (with deletions indicated by strikethrough and additions indicated by double underline):

“Subject to adjustment under Section 8, Awards may be made under the Plan for class A membership units of the Company representing no greater than 7.5% of the outstanding Class A Units on a fully-diluted basis, plus 5,000,000 Class A Units (the ‘Units’); provided that the number of Class A Units that may be issued pursuant to an Award made under the Plan

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shall not (a) as to any Class A Units awarded to the Company’s employees and directors of the Company, exceed, in the aggregate, 7.5% of the outstanding Class A Units on a fully-diluted basis, and (b) as to any Class A Units awarded in 2015 to the Company’s chief executive officer, exceed, in the aggregate, 5,000,000 Class A Units.”

General

RESOLVED, that the ten Business Day prior notice requirement contained in the definition of “Special Approval Vote” in the Agreement is hereby waived, solely with respect to the foregoing amendments, and such waiver shall be deemed an amendment of such definition solely with respect to the foregoing amendments; and it is further

RESOLVED, that that the officers of the Company be, and hereby each are, authorized, empowered and directed to take all such further action and to execute, deliver, certify and file all such further agreements, undertakings, certificates, instruments and documents, in the name of and on behalf of the Company, and to pay all such costs, fees and expenses as they shall approve as necessary or advisable to carry out the intent and accomplish the purpose of the foregoing resolutions and transactions contemplated thereby, the taking of such actions and the execution, delivery, certification and filing of such documents to be conclusive evidence of such approval and the approval of the Company’s board of managers; and it is further

RESOLVED, that to the extent that the consent of any Person signatory hereto is required in connection with the foregoing amendments to the Agreement and the 2011 Equity Incentive Plan pursuant to any agreement with the Company (whether in such Person’s capacity as a Member, a lender, a warrant holder, a note holder, or otherwise), such consent is hereby granted by such Person in all such capacities. To the extent that any Person signatory hereto would otherwise be entitled to preemptive rights, anti-dilution protection, or other similar rights as a result of the execution and delivery of this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting or the Company’s performance of the transactions contemplated thereby, such rights are hereby waived.

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Next page is signature page.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:	/s/ Steven N. Gordon
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

ADENA ESTATE INC
Please print or type name of Member above

By:	/s/ Peter Simon
Name:	Peter Simon
Title:	Director

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Alpha Spring Limited
Please print or type name of Member above

By:	/s/ Zan Shengda
Name:	Zan Shengda
Title:	Director

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Auriga Global Investors SV, SA
Please print or type name of Member above

By:	/s/ Iñigo Resusta
Name:	Mr. Iñigo Resusta
Title:	President

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Colbeck Partners, LLC
Please print or type name of Member above

By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Authorized Signatory

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Farallon Capital AA Investors, L.P.
Farallon Capital Institutional Partners II, L.P.
Farallon Capital Institutional Partners III, L.P.
Farallon Capital Institutional Partners, L.P. T
Farallon Capital Partners L.P.
Please print or type name of Member above

By:	/s/ Raj Patel
Name:	Raj Patel
Title:	Managing Member

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Please print or type name of Member above

By:	/s/ [ILLEGIBLE]
Name:
Title:	General Manager

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Aeon Partners, Inc.
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Partner

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Aeon Multi Opportunity Fund II, LLC
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

AEON MULTI OPPORTUNITY FUND I LP, Cayman
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

AEON MULTI OPPORTUNIT FUND I, LLC
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:
Beach Point Total Retun Master Fund, L.P.
By: Beach Point Capital Management LP
Its Investment Manager
Please print or type name of Member above

By:	/s/ Allan Schweitzer
Name:	Allan Schweitzer
Title:	Executive Managing Director

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:
BPC Opportunities Fund LP
By: Beach Point Capital Management LP
Its Investment Manager
Please print or type name of Member above

By:	/s/ Allan Schweitzer
Name:	Allan Schweitzer
Title:	Executive Managing Director

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Please print or type name of Member above

By:
Name:
Title:

For any member that is an individual:

Print name:	D. Dixon Boardman

Signature:	/s/ D. Dixon Boardman

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Please print or type name of Member above

By:	Jack Waksal
Name:
Title:

For any member that is an individual:

Print name:	Jack Waksal

Signature:	/s/ Jack Waksal

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Mark Gold Wasser / Third Level LLC
Please print or type name of Member above

By:	/s/ Mark Gold Wasser
Name:	Mark Gold Wasser
Title:	Mangers of Managers

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

Pennant Park Investment Corp
Please print or type name of Member above

By:	/s/ Arthur Penn
Name:	Arthur Penn
Title:	CEO

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

SBI Global Seguros Holdings Limited
Please print or type name of Member above

By:	/s/ Hirohide Ogiwara
Name:	Hirohide Ogiwara
Title:	Director

For any member that is an individual:

Print name:

Signature:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Written Consent of Members Constituting a Special Approval Vote in Lieu of a Meeting as of the day and year first above written.

KADMON I, LLC

By:
Steven N. Gordon, Managing Member

MEMBER:
For any member that is not an individual:

SBI Holdings, Inc.
Please print or type name of Member above

By:	/s/ Yoshitaka Kitao
Name:	Yoshitaka Kitao
Title:	Representative Director, President & CEO

For any member that is an individual:

Print name:

Signature: